Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131 X 282

EMBARCADERO TECHNOLOGIES, INC. ANNOUNCES

ADDITIONAL INFORMATION RELATING TO PROPOSED MERGER

WITH AFFILIATE OF THOMA CRESSEY BRAVO, INC.

San Francisco, CA, June 11, 2007 – Embarcadero Technologies, Inc. (NASDAQ: EMBT) today announced that it is making available additional information to its stockholders relating to Embarcadero’s proposed merger with an affiliate of Thoma Cressey Bravo, Inc. As previously announced, on April 5, 2007, Embarcadero entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMB Holding Corp., a Delaware corporation (“Parent”) and EMBT Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Embarcadero, and Embarcadero will survive as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Cressey Bravo, Inc. (“TCB”).

On May 24, 2007, Embarcadero filed a definitive proxy statement (the “Final Proxy”) with the Securities and Exchange Commission (“SEC”) in connection with the Merger. The Final Proxy was first mailed to stockholders on or about May 31, 2007. Embarcadero is now making available additional information to its stockholders relating to the Merger. The additional information is contained below in this press release and should be read in conjunction with the Final Proxy. There has been no change to the merger consideration to be paid to stockholders of Embarcadero in connection with the Merger and there has been no change to the timing of the special meeting of stockholders of Embarcadero scheduled for Friday, June 22, 2007, at 10:00 a.m., local time, at Embarcadero’s principal executive offices located at 100 California Street, 12th Floor, San Francisco, California 94111. The special meeting of stockholders has been called for the purpose of voting on a proposal to adopt the Merger Agreement.

The following information should be read in conjunction with the Final Proxy mailed to Embarcadero’s stockholders on or about May 31, 2007:

Information Relating to the Impact of the Merger on Stockholder Derivative Claims

If the proposal to adopt the Merger Agreement is approved by Embarcadero’s stockholders at the special meeting and the Merger is completed, all stockholder derivative claims, including claims arising out of Embarcadero’s historical stock option practices and related accounting, would likely be extinguished.

Information Relating to the Background to the Merger

As disclosed in the Final Proxy, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) served as the financial advisor to Embarcadero’s board of directors in connection with the Merger. To the best of Morgan Stanley’s knowledge, Morgan Stanley has never been engaged by TCB on an assignment and has never been paid an investment banking fee by TCB.

As disclosed in the Final Proxy, Embarcadero and TCB entered into a previous merger agreement in September 2006 whereby TCB was to acquire Embarcadero for a purchase price of $8.38 per share of Embarcadero common stock. Also as disclosed in the Final Proxy, between then and when TCB made its offer to acquire Embarcadero for a purchase price of $7.20 per share in April 2007, Embarcadero had experienced two quarters (the fourth quarter of 2006 and the first quarter of 2007) in which revenues were significantly lower than expected, and Embarcadero’s Board of Directors had concerns regarding the potential for lower revenues for the balance of fiscal 2007 in light of these lower revenue results. The Board of Directors made its decision to approve the Merger Agreement and recommend its adoption by Embarcadero’s stockholders in the context of these significant changes in Embarcadero’s financial performance and potential prospects.

Information Relating to the Opinion of Morgan Stanley & Co. Incorporated

Under the terms of its engagement letter with Embarcadero, Morgan Stanley provided Embarcadero with financial advisory services and a fairness opinion in connection with the Merger, and Embarcadero agreed to pay Morgan Stanley a fee of approximately $3.0 million for its services. Morgan Stanley was paid a total of $500,000 prior to or upon the execution of the Merger Agreement, with the remaining balance contingent upon the closing of the Merger.

Trading Range Analysis. Morgan Stanley noted that the trading range for Embarcadero’s common stock for the twelve month period up to and including April 5, 2007, but excluding the period in which Embarcadero and TCB were parties to a previous merger agreement entered into in September 2006, was $5.40 to $7.60. This trading range of $5.40 to $7.60 excludes historical prices affected by either (i) the announcement of the previous merger agreement with TCB and (ii) the announcement of Chapman Capital’s investment in Embarcadero.

Analysis of Precedent Transactions. On October 24, 2006, Embarcadero filed a definitive proxy statement with the SEC in connection with a previous merger agreement entered into in September 2006 (the “Previous Proxy”). The Previous Proxy included a description of a fairness opinion given by Morgan Stanley dated as of September 6, 2006, which included a precedent transaction analysis. Certain transactions included in Morgan Stanley’s analysis of precedent transactions that was included in the Final Proxy were announced after September 6, 2006, and therefore were not included in Morgan Stanley’s analysis of precedent transactions included in the Previous Proxy.

Leveraged Buyout Analysis. Incorporated in Morgan Stanley’s Leveraged Buyout Analysis included in the Final Proxy are projections of Embarcadero’s revenue and EBITDA through 2011. These projections reflect the Revised Management Case and Sensitivity Case for 2007 and extrapolations to each of these cases for periods thereafter, as developed by Morgan Stanley. The projections exclude certain costs related to Embarcadero’s status as a public company. The projections are as follows:

Revised Management Case ($MM)

Year	Revenue	EBITDA
2007	$60.2	$17.4
2008	$62.0	$19.2
2009	$63.8	$19.8
2010	$65.7	$20.4
2011	$67.7	$21.0

Sensitivity Case ($MM)

Year	Revenue	EBITDA
2007	$58.2	$16.0
2008	$59.9	$18.0
2009	$61.7	$19.1
2010	$63.6	$19.7
2011	$65.5	$20.3

Note: The 2007 through 2011 projections were developed by Morgan Stanley as extrapolations with guidance from Embarcadero’s management, but were not prepared by Embarcadero’s management.

Any projections contained herein were necessarily based on financial, economic, market and other conditions as in effect on, and the information that was made available to, Morgan Stanley as of April 5, 2007, the date of Morgan Stanley’s fairness opinion. Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Embarcadero and Morgan Stanley. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future or actual values, which may be significantly more or less favorable than those suggested by such estimates. Events occurring after April 5, 2007 may have affected, or may in the future affect, Morgan Stanley’s analyses and the assumptions used in preparing such analyses. Morgan Stanley has not updated, revised or reaffirmed these analyses after April 5, 2007, and has not assumed any obligation to so update, revise or reaffirm.

Additional Information about the Proposed Transaction and Where you Can Find It

On May 24, 2007, Embarcadero filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Merger. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed by Embarcadero with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by Embarcadero by going to Embarcadero’s corporate website at www.embarcadero.com or by directing a request by mail or telephone to Embarcadero Technologies, Inc., 100 California Street, 12th Street, San Francisco, CA 94111, Attention: Corporate Secretary, Telephone: (415) 834-3131. Embarcadero and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Embarcadero in favor of the Merger. A description of any interests that Embarcadero’s officers and directors have in the Merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Embarcadero’s common stock is also set forth in the proxy statement.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) delivers professional grade database tools that companies use to design, develop and manage databases and the data they contain. More than 12,000 customers worldwide and over 90 of the Fortune 100 rely on Embarcadero’s cross-platform tools to reduce complexity, improve productivity and strengthen security. The Company’s flagship database tools include: ER/Studio, DBArtisan, Rapid SQL and Change Manager. Founded in 1993, Embarcadero Technologies is headquartered in San Francisco with offices in Melbourne, Australia, Munich, Germany and Maidenhead, United Kingdom. For more information, visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company does not intend to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.